EXHIBIT 99.1

                               NASDAQ SYMBOL: HAMP
   CONTACT: CHARLES W. CLAYTON ~ PHONE: (864) 225-6232 ~ FAX: (864) 231-1215

         Hampshire Group Announces 2003 Year and Fourth Quarter Results

ANDERSON, S.C., March 4, 2004...Hampshire Group, Limited announced today that net income from continuing operations for the year ended December 31, 2003 was $11,423,000, or $2.43 per diluted share compared with $18,541,000, or $3.84 per diluted share in 2002. Net sales were $292,651,000 in 2003, compared with $293,268,000 reported for the prior year.

Hampshire Group, Limited sold its investment subsidiary, Hampshire Investments, Limited, on October 8, 2003, after the Board of Directors determined that shareholder value would be enhanced by concentrating solely on the apparel business. Results of the investment business are reported as a discontinued operation in the Company's financial statements. In 2003, net income, including $637,000 income of the discontinued operation and after a loss of $6,433,000 on the sale of the discontinued operation, was $5,627,000, or $1.20 per diluted share. These results compare with net income of $17,048,000, or $3.53 per diluted share in 2002.

In the fourth quarter of 2003, net sales were $112,487,000 compared with $109,739,000 in the prior year, and net income from continuing operations was $6,795,000, or $1.60 per diluted share compared with $9,088,000, or $1.88 per diluted share for the fourth quarter 2002.

The Company said that results in 2003 were affected by the highly competitive conditions that continue to prevail in the retail apparel market. In the women's sweater business, both sales and earnings increased despite strong competition, but reduced gross margins in men's sweaters and women's related separates resulted in a decline in earnings. The Company said it expects margins to continue to be under pressure through 2004.

Commenting on results, Ludwig Kuttner, Chairman and Chief Executive Officer of Hampshire Group said, "It should be noted that although the financial results for 2003 were less than those for 2002, the 2003 results have only been exceeded by the Company in two other fiscal years. In 2003, we continued to invest in our future by strengthening our supplier network and by continuing our efforts to exceed the expectations of our customers for quality, service and value."

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of sweaters in North America and a leading supplier of related separates.
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          "Cautionary Disclosure Regarding Forward-Looking Statements"

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those set forth or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings which attempt to advise interested parties of the factors which affect the Company's business.

HAMPSHIRE GROUP, LIMITED
COMPARATIVE SUMMARY OF EARNINGS
(In thousands, except per share data)

                                               December 31,      December 31,
YEAR ENDED                                        2003               2002
------------------------------------------------------------------------------
Net sales                                       $292,651          $293,268
                                                ========          ========

Net income from continuing operations            $11,423           $18,541
                                                 =======           =======

Net income                                        $5,627           $17,048
                                                  ======           =======

Net income per share from     Basic                $2.50             $3.94
                                                   =====             =====
     continuing operations:   Diluted              $2.43             $3.84
                                                   =====             =====

Net income                    Basic                $1.23             $3.62
                                                   =====             =====
                              Diluted              $1.20             $3.53
                                                   =====             =====

Weighted average number
    of shares outstanding:    Basic                4,573             4,711
                                                   =====             =====
                              Diluted              4,696             4,834
                                                   =====             =====


                                                December 31,      December 31,
QUARTER ENDED                                       2003             2002
-------------------------------------------------------------------------------
Net sales                                       $112,487         $109,739
                                                ========         ========

Net income from continuing operations             $6,795           $9,088
                                                  ======           ======

Net income                                        $6,342           $7,442
                                                  ======           ======

Net income per share from        Basic             $1.64            $1.93
                                                   =====            =====
     continuing operations:      Diluted           $1.60            $1.88
                                                   =====            =====

Net income                       Basic             $1.53            $1.58
                                                   =====            =====
                                 Diluted           $1.49            $1.54
                                                   =====            =====

Weighted average number
    of shares outstanding:       Basic             4,146            4,718
                                                   =====            =====
                                 Diluted           4,249            4,835
                                                   =====            =====